EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the incorporation by reference of our report dated January 30, 2004 with respect to the consolidated balance sheets of Capitol Bancorp Ltd. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003 appearing in the Capitol Bancorp Ltd. Annual Report which is incorporated by reference into the December 31, 2003 annual report on Form 10-K, which is incorporated by reference into Amendment No. 1 of the Registration Statement on Form S-4 (File No. 333-112105), which is incorporated by reference into this Registration Statement on Form S-4.

We also consent to the reference to us under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-112105) which is incorporated by reference into this Registration Statement.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
May 3, 2004